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                                              Exhibit 46



                                  ENTERED
                                  6/21/94

                                          CLERK'S OFFICE, U.S. DIST. CT.
                                          AT CHARLOTTESVILLE, VA
                                          FILED for Harrisonburg
                                          JUN 21 1994
                                          MORGAN E. SCOTT, JR., CLERK
                                          By    /s/ J. Turner
                                                Deputy Clerk

                    IN THE UNITED STATES DISTRICT COURT
                    FOR THE WESTERN DISTRICT OF VIRGINIA
                           HARRISONBURG DIVISION


WLR FOODS, INC.,                    )     CIVIL ACTION NO. 94-012-H

      Plaintiff,                    )

v.                                  )     O R D E R

TYSON FOODS, INC.,                  )

      Defendant,                    )

and                                 )

TYSON FOODS, INC. and               )

WLR ACQUISITION CORP.,              )

      Counterclaimants,             )

v.                                  )

WLR FOODS, INC., et als.,           )

      Counterclaim-defendants.      )     JUDGE JAMES H. MICHAEL, JR.



            For the reasons stated in the accompanying Memorandum Opinion,

it is this day

                            ADJUDGED AND ORDERED

that:

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            Tyson Food, Inc.'s May 3, 1994 Motion for a preliminary

injunction shall be, and it hereby is, denied.  As a result, based on information contained in the Affidavit of Gayle S. Payne, designated as

Plaintiff's Exhibit # 204:

            1.  The 304,046 shares of WLR Foods, Inc. stock held by George

E. Bryan and his associates are not interested shares for the purpose of voting in the May 21, 1994 control share referendum.

            2.  The 197,612 shares of WLR Foods, Inc. stock held by Herman

D. Mason and his associates are not interested shares for the purpose of voting in the May 21, 1994 control share referendum.

            3.  The 347,989 shares of WLR Foods, Inc. stock held by Charles

W. Wampler, Jr. and his associates are not interested shares for the purpose of voting in the May 21, 1994 control share referendum.

            4.  The 423,272 shares of WLR Foods, Inc. stock held by William

D. Wampler and his associates are not interested shares for the purpose of voting in the May 21, 1994 control share referendum.

            5.  The 40,003 shares of WLR Foods, Inc. stock held by James L.

Keeler and his associates are interested shares for the purpose of voting in the May 21, 1994 control share referendum.

            6.  The 350 shares of WLR Foods, Inc. stock held by Delbert L.

Seitz and his associates are interested shares for the purpose of voting in the May 21, 1994 control share referendum.

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            7.  The 43,346 shares of WLR Foods, Inc. stock held by James L.

Mason and his associates are interested shares for the purpose of voting in the May 21, 1994 control share referendum.

            8.  The 1,597 shares of WLR Foods, Inc. stock held by Jane T.

Brookshire and her associates are interested shares for the purpose of voting in the May 21, 1994 control share referendum.

            9.  The 33 shares of WLR Foods, Inc. stock held by Gayle S.

Payne and her associates are interested shares for the purpose of voting in the May 21, 1994 control share referendum.

            10.  All other shares of WLR Foods, Inc. stock held by persons,

and the associates of such persons, not previously mentioned in this Order but listed in the Affidavit of Gayle S. Payne, designated as Plaintiff's

Exhibit # 204, are not interested shares for the purpose of voting in the

May 21, 1994 control share referendum.

            The clerk is hereby directed to send a certified copy of this

Order, and the accompanying Memorandum Opinion, to all counsel of record.




                              ENTERED:    /s/ James H. Michael, Jr.
                                          Judge


                                          June 21, 1994
                                          Date



                                          A TRUE COPY, TESTE:
                                          MORGAN E. SCOTT, JR., CLERK
                                          BY:  /s/ J. Turner
                                               DEPUTY CLERK